SCHEDULE 14C
(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement
☐ Confidential, for use of the Commission Only (as permitted
☐ Definitive Information Statement by Rule 14a-6(e)(2))

ORGANIC RECYCLING TECHNOLOGIES, INC.
(Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing party:

(4) Date filed:

ORGANIC RECYCLING TECHNOLOGIES, INC.
210 Broadway, Suite 208
Orangeville, Ontario L9W5G4

INFORMATION STATEMENT PURSUANT TO
SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934 AND
REGULATION 14C THEREUNDER

TO OUR STOCKHOLDERS:

This Information Statement is being sent by first class mail to all record and beneficial owners of the $0.001 par value Common Stock of Organic Recycling Technologies, Inc., a Nevada corporation, (the "Company").

On March 31, 2008, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, 58,577,365 shares of Common Stock were issued and outstanding. The Common Stock constitutes the sole outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders. The mailing date of this Information Statement is April __, 2008.

NO VOTE OR OTHER CONSENT OF THE STOCKHOLDERS IS SOLICITED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

On March 31, 2008, stockholders who collectively own 30,117,563 shares, or approximately 51.4%, of our issued and outstanding Common Stock (the "Consenting Stockholders"), consented in writing to:

Amend the Company's Articles of Incorporation to change its name to "Global 8 Environmental Technologies, Inc."

The Consenting Stockholders have not consented to or considered any other corporate action.

Our Company will pay the cost of printing and distributing this Information Statement to our stockholders. Brokers, nominees and other custodians will be instructed to forward copies of this Information Statement to the beneficial owners of shares held in custodial accounts. We will reimburse brokers, nominees and other custodians for the expenses incurred in forwarding this Information Statement to the beneficial owners of our Common Stock.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. Additional risks will be disclosed from time to time in our future SEC filings.

GENERAL

This Information Statement is being furnished to all of the Common Stock shareholders of the Company, in connection with the approval by the Company's shareholders to change the Company's name to Global 8 Environmental Technologies, Inc.

The Company's Board of Directors and shareholders owning approximately 51.4% of the Company's Common Stock on March 31, 2008, approved and recommended that the Company change its name to Global 8 Environmental Technologies, Inc. Such approval of recommendations by the Board of Directors and shareholders will become effective as of the date an Amendment to the Articles of Incorporation (the "Amendment") is filed with the Nevada Secretary of State, which should be approximately twenty (20) days after the mailing of this Information Statement to the Company's shareholders. The Amendment is expected to be filed with the Nevada Secretary of State on or about May __, 2008, and will become effective upon such filing (the "Effective Date"). If the proposed action was not adopted by written consent it would have been required to be considered by the Company's shareholders, at a special shareholders' meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of shareholders to approve the Amendment is authorized by the Nevada Revised Statutes (the "Nevada Law") which provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the Nevada Law, a majority of the outstanding share of voting stock entitled to vote thereon is required in order to approve a change in business status of the Company. In order to eliminate the costs and management time involved in holding a special meeting and in order to approve the proposed action as early as possible in order to accomplish the purpose of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the outstanding Common Stock of the Company.

Stockholders, who beneficially own approximately 51.4% of the outstanding Common Stock of the Company entitled to vote on the Amendment, gave their written consent to the approval of such action described in this Information Statement on March 31, 2008. The written consent became effective on March 31, 2008, the date on which their written consent was filed with the Secretary of the Company. The date on which this Information Statement was first sent to the shareholders is on or about April __, 2008. The record date established by the Company for the purpose of determining the number of outstanding shares of Common Stock of the Company is March 31, 2008 (the "Record Date").

Pursuant to the Nevada Law, the Company is required to provide prompt notice of the taking of the corporation action without a meeting to shareholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its shareholders of record this Information Statement, the Company will notify its shareholders by letter filed under a Current Report on Form 8-K of the effective date of the change in business status. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Nevada Law are afforded to the Company's shareholders as a result of the approval of the Amendment.

CONSENTING STOCKHOLDERS

On March 31, 2008, the following Consenting Stockholders, who collectively own approximately 51.4% of our Common Stock, consented in writing to approve the Amendment to change the Company’s name:

NAME	SHARES	PERCENT

Dynasty Farms Inc.	2,309,435	3.94%
Betty and Delbert Burback	1,840,000	3.14%
682329BC Ltd. and R Wallenius	6,247,125	10.66%
Jolene Fuller	1,790,000	3.06%
Milverton Capital Corporation	4,916,060	8.39%
Tina Henderson	900,000	1.54%
Financial Filings, Inc.	1,440,000	2.46%
Lenise Branconnier	600,000	1.02%
Sharon Branconnier	379,000.65%
Teresa Veillet	1,040,000	1.78%
Pacific Ocean Resource Corp.	5,205,943	8.89%
Don Dyer	3,450,000	5.89%

TOTAL	30,117,563	51.42%

Under Nevada law, we are required to give all stockholders written notice of any actions that are taken by written consent without a stockholders meeting. Under Section 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act"), the actions taken by written consent without a shareholders meeting cannot become effective until 20 days after the mailing date of this Information Statement. We are not seeking written consent from any of our stockholders and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of:

•	Advising stockholders of the actions taken by written consent, as required by Nevada law; and
•	Giving stockholders advance notice of the actions taken, as required by the Exchange Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Nevada law to dissent or require a vote of all our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth Common Stock ownership information as of March 31, 2008, with respect to (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock; (ii) each director of the Company; and (iii) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with the Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock indicated as beneficially owned by them.

NAME OF BENEFICIAL OWNER	AMOUNT BENEFICALLY OWNED	PERCENT OF CLASS

Edwin Kroeker, President, CEO, Director	-0-	0.0%

Chad Burback, CFO, Director	640,000	1.2

Michael D. Brown, Director	350,000	0.7

Peter Gardner, Secretary, Director	-0-	0.0

Rene Branconnier	6,860,379	11.7*

Officers and Directors as a Group (4 individuals)	990,000	1.9

* Some of these shares are owned by corporations of which M. Branconnier is a controlling shareholder.

APPROVAL OF
AMENDMENT TO ARTICLES OF INCORPORATION

On March 31, 2008, the Board of Directors of the Company and shareholders owning approximately 51.4% of the Company's issued and outstanding common stock approved an Amendment to the Company's Articles of Incorporation changing the name of the Company to "Global 8 Environmental Technologies, Inc."

The Board of Directors of the Company has determined that in the best interest of its shareholders, the Company should consider this name change better reflects its current course of action. In this regard the Company will pursue business in the environmental industry, not only in Canada and the United States, but on a worldwide basis.

Therefore, since the Company will be focusing on the environmental needs on a global scale, the name Global 8 Environmental Technologies, Inc., more accurately reflects the Company's planned business model.

Stockholders will not be required to have new stock certificates reflecting the name change. New stock certificates will be issued in due course as old certificates are tendered to the Company's transfer agent.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities and Exchange Commission (the "SEC"), including our:

Annual Report for the year ended September 30, 2007 (the "Form 10-KSB");

Quarterly Report for the quarter ended December 31, 2007 (the "Form 10-QSB").

Copies of these reports are not included in this Information Statement but may be obtained from the SEC's web site at http://www.sec.gov/. We will mail copies of our prior SEC reports to any shareholder upon written request.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Edwin Kroeker
Edwin Kroeker
President & CEO

Ontario, Canada
April , 2008